Exhibit 99.1

FOR IMMEDIATE RELEASE

Sachem Capital Reports Revenue of $3.4 Million and
Net Income of $2.1 Million for the Third Quarter of 2019

Further Enhances Balance Sheet to Promote Growth and Expansion

Conference Call and Webcast to be Held at 11:00 AM EST on November 15, 2019

Branford, Connecticut, November 14, 2019 -- Sachem Capital Corp. (NYSE American: SACH) today announced its financial results for the third quarter ended September 30, 2019. In addition, the company announced that it will host a conference call on November 15, 2019 at 11:00 a.m. Eastern Standard Time to discuss its financial condition and operating results for the three and nine months ended September 30, 2019.

John Villano, CPA, co-chief executive officer and chief financial officer of Sachem Capital Corp., stated, “I am pleased to report that revenue for the third quarter of 2019 increased 10.7% to $3.4 million and net income increased 4.7% to $2.1 million, compared to the same period last year. In addition, our earnings per share for the third quarter improved sequentially to $0.10 compared to $0.06 for the second quarter of 2019. We believe these improved results validate our strategy to restructure our balance sheet as we have started to deploy the capital we raised during the first six months of the year. While we continue to be highly selective as we review lending opportunities, the demand for our products and services is robust and we are well capitalized with a much stronger balance sheet, which gives us greater flexibility to execute our growth strategy. With approximately $40 million of available capital, including the net proceeds from our recent note offering, we believe we are well positioned heading into the fourth quarter and 2020, in terms of both revenue growth and profitability. Overall, we believe we have built a highly scalable business model to drive both cash flow and value for our shareholders.”

Results of operations – three months ended September 30, 2019

Total revenue for the three months ended September 30, 2019 was approximately $3.4 million compared to approximately $3.1 million for the three months ended September 30, 2018, an increase of approximately 10.7%. Compared to the 2018 period, for the 2019 period, interest income was higher by approximately $171,000, origination fees were higher by approximately $114,000 and other income was higher by approximately $150,000. These increases were offset by reductions of approximately $107,000 in gain on sale of real estate and approximately $42,000 in late fee income.

Total operating costs and expenses for three months ended September 30, 2019 were approximately $1.3 million compared to $1.1 million for the three months ended September 30, 2018, an increase of approximately 21.6%. The increase in operating costs and expenses is primarily attributable to increases in interest and amortization of deferred financing costs of approximately $44,000 reflecting the increase in the mortgage loan portfolio, professional fees approximately $51,000 and compensation, fees and taxes of approximately $132,000 offset by stock-based compensation of approximately $25,000 and general and administrative expenses of approximately $11,000.

Net income for the three months ended September 30, 2019 was approximately $2.1 million, or $0.10 per share, compared to $2.0 million, or $0.13 per share for the three months ended September 30, 2018.

Results of operations – nine months ended September 30, 2019

Total revenue for the nine months ended September 30, 2019 was approximately $9.8 million compared to approximately $8.8 million for the nine months ended September 30, 2018, an increase of approximately $980,000, or 11.1%. The increase in revenue resulted from an increase in lending operations. For the 2019 period, interest income was approximately $7.5 million, net origination fees were approximately $1.2 million and other income was approximately $650,000. In comparison, for the nine months ended September 30, 2018, interest income was approximately $6.6 million, net origination fees were approximately $1.1 million and other income was approximately $675,000. Fee income increased by approximately $61,000. These increases were offset, in part, by a reduction in gain on the sale of real estate of approximately $100,000.

Total operating costs and expenses for nine months ended September 30, 2019 were approximately $4.5 million compared to $2.7 million for the nine months ended September 30, 2018, an increase of approximately 70.0%. The increase in operating costs and expenses is primarily attributable to $780,000 of expense incurred in connection with the termination of the Webster Credit Facility. In addition to that expense being a non-recurring charge, $439,446 represents a write-off of unamortized deferred financing costs, a non-cash item. Interest and amortization of deferred financing costs increased approximately $512,000 reflecting the increase in the mortgage loan portfolio, as well as an increase in the interest rate on the Webster Facility and the slightly higher cost of capital on our unsecured bonds, a $423,000 increase in compensation expense (including stock-based compensation) and an $86,000 increase in general and administrative expenses.

Net income for the nine months ended September 30, 2019 was approximately $5.3 million, or $0.30 per share. In comparison, net income for the nine months ended September 30, 2018 was $6.1 million, or $0.40 per share.

Investor Conference Call

The company will host a conference call on November 15, 2019 at 11:00 a.m., Eastern Standard Time, to discuss the company’s financial results for the third quarter ending September 30, 2019 as well as the company’s corporate progress and other meaningful developments.

Interested parties can access the conference call by calling 844-602-0380 for U.S. callers, or +862-298-0970 for international callers. The call will be available on the company’s website via webcast at https://www.sachemcapitalcorp.com. John Villano, Co-Chief Executive Officer and Chief Financial Officer will lead the conference call.

A webcast will also be archived on the company’s website and a telephone replay of the call will be available approximately one hour following the call, through 11:00 a.m. on November 29, 2019, and can be accessed by calling: 877-481-4010 for U.S. callers or +919-882-2331 for international callers and entering conference ID: 56830.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing and managing a portfolio of first mortgage loans. It offers short term (i.e., three years or less) secured, nonbanking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The Company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2018 filed with the U.S. Securities and Exchange Commission on March 29, 2019. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

BALANCE SHEETS

	September 30,	December 31,
	2019	2018
	(Unaudited)	(Audited)
Assets
Assets:
Cash	$11,004,943	$99,310
Cash - restricted	-	59,549
Escrow deposits	-	12,817
Mortgages receivable	89,020,538	78,011,653
Mortgages receivable, affiliate	-	879,457
Interest and fees receivable	1,431,414	1,397,038
Other receivables	222,237	155,000
Due from borrowers	843,409	695,218
Prepaid expenses	37,171	14,866
Property and equipment, net	1,320,424	1,180,107
Deposits on property and equipment	49,881	12,000
Real estate owned	5,310,523	2,943,438
Deferred financing costs	38,351	553,597

Total assets	$109,278,891	$86,014,050

Liabilities and Shareholders' Equity
Liabilities:
Unsecured unsubordinated fixed rate notes (net of deferred financing costs of $1,242,192)	$22,420,808	$-
Line of credit	-	27,219,123
Mortgage payable	788,148	290,984
Accounts payable and accrued expenses	131,901	316,413
Security deposits held	7,800	7,800
Funds held in escrow	25,000	-
Advances from borrowers	498,504	317,324
Due to shareholder	-	1,200,000
Deferred revenue	1,067,667	1,058,406
Notes payable	68,634	-
Capital leases payable	11,573	-
Dividend payable	-	2,624,566
Accrued interest	3,323	176,619
Total liabilities	25,023,358	33,211,235

Commitments and Contingencies

Shareholders' equity:
Preferred shares - $.001 par value; 5,000,000 shares authorized; no shares issued	-	-
Common stock - $.001 par value; 50,000,000 shares authorized; 22,088,325 and 15,438,621 issued and outstanding	22,088	15,439
Paid-in capital	83,787,674	53,192,859
Retained earnings (accumulated deficit)	445,771	(405,483)
Total shareholders' equity	84,255,533	52,802,815
Total liabilities and shareholders' equity	$109,278,891	$86,014,050

STATEMENTS OF OPERATIONS

(unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018
Revenue:
Interest income from loans	$2,442,750	$2,272,100	$7,509,155	$6,610,273
Origination fees, net	497,237	383,322	1,202,777	1,071,921
Late and other fees	18,149	59,949	205,182	144,031
Processing fees	44,870	30,680	121,470	101,480
Rental income, net	9,446	10,136	82,350	87,865
Other income	353,671	175,271	650,202	674,830
Net gain on sale of real estate	12,927	119,666	20,076	119,666

Total revenue	3,379,050	3,051,124	9,791,212	8,810,066

Operating costs and expenses:
Interest and amortization of deferred financing costs	537,878	493,992	1,611,332	1,098,912
Stock based compensation	4,107	29,250	12,327	29,250
Professional fees	105,053	54,330	259,275	212,789
Compensation, fees and taxes	476,404	344,266	1,325,822	886,024
Exchange fees	11,343	10,000	32,850	26,667
Other expenses and taxes	39,355	7,669	70,683	67,668
Expense in connection with termination of LOC	-	-	779,641	-
Excise tax	-	-	-	19,000
Depreciation	18,618	6,834	44,286	20,302
General and administrative expenses	131,206	142,119	400,561	314,839

Total operating costs and expenses	1,323,964	1,088,460	4,536,777	2,675,451

Net income	$2,055,086	$1,962,664	$5,254,435	$6,134,615

Basic and diluted net income per common share outstanding:
Basic	$0.10	$0.13	$0.30	$0.40
Diluted	$0.10	$0.13	$0.30	$0.40

Weighted average number of common shares outstanding:
Basic	21,336,870	15,433,000	17,622,480	15,421,555
Diluted	21,336,870	15,433,000	17,662,480	15,421,555

STATEMENTS OF CASH FLOW

(unaudited)

	Nine Months
	Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,254,435	$6,134,615
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	159,872	90,165
Depreciation expense	44,286	20,302
Stock based compensation	12,327	29,250
Gain on sale of real estate	(20,076)	(119,666)
Abandonment of office furniture	12,000	-
Costs in connection with termination of line of credit	439,446	-
Changes in operating assets and liabilities:
(Increase) decrease in:
Escrow deposits	12,813	111,189
Interest and fees receivable	(454,487)	(916,672)
Other receivables	(67,237)	(150,520)
Due from borrowers	2,122,939	(308,866)
Prepaid expenses	(22,305)	(23,093)
Deposits on property	(37,881)	-
(Decrease) increase in:
Due to note purchaser	(176,619)	(723,478)
Accrued interest	3,323	117,128
Accrued expenses	(159,512)	(295,734)
Deferred revenue	9,261	44,265
Advances from borrowers	180,889	(243,387)
Total adjustments	2,059,039	(2,369,117)
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,313,474	3,765,498

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of real estate owned	362,136	672,538
Acquisitions of and improvements to real estate owned	(443,217)	(104,799)
Purchase of property and equipment	(196,603)	(331,386)
Principal disbursements for mortgages receivable	(42,163,704)	(37,278,346)
Principal collections on mortgages receivable	27,917,331	20,958,280
NET CASH USED FOR INVESTING ACTIVITIES	(14,524,057)	(16,083,713)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes sold to shareholder	1,017,000	-
Repayment of notes sold to shareholder	(2,217,000)	-
Proceeds from line of credit	42,720,829	61,067,401
Repayment of line of credit	(69,939,952)	(43,648,867)
Dividends paid	(7,027,746)	(4,935,365)
Pre-offering costs incurred	-	(853)
Financing costs incurred	(6,836)	(566,886)
Proceeds from mortgage payable	795,000	-
Repayment of mortgage payable	(297,837)	(7,535)
Proceeds from notes payable, net	68,634	-
Proceeds from issuance of common stock	30,736,148	-
Cost associated with the issuance of common stock	(147,002)
Proceeds from issuance of bonds	23,663,000	-
Cost associated with the issuance of notes	(1,307,571)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	18,056,667	11,907,895

NET INCREASE (DECREASE) IN CASH AND RESTRICTED CASH	10,846,084	(410,320)

CASH AND RESTRICTED CASH- BEGINNING OF YEAR	158,859	954,223

CASH AND RESTRICTED CASH - END OF PERIOD	$11,004,943	$543,903

STATEMENTS OF CASH FLOW (Continued)

	September 30,	September 30,
	2019	2018
	(Unaudited)	(Unaudited)
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
INFORMATION
Taxes paid	$-	$19,000
Interest paid	$472,329	$1,008,747

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

During the nine months ended September 30, 2018, the Company purchased a mortgage receivable from a third party at a discount in the amount of $21,433.

Real estate acquired in connection with the foreclosure of certain mortgages, inclusive of interest and other fees receivable, during the nine months ended September 30, 2018 amounted to $2,369,196.

The reversal of previously accrued capitalized costs during the nine months ended September 30, 2018, amounted to $6,212.

Real estate acquired in connection with the foreclosure of certain mortgages, inclusive of interest and other fees receivable, during the nine months ended September 30, 2019 amounted to $2,265,927.

During the nine months ended September 30, 2019, the Company purchased equipment for $13,005 subject to a capital lease.

During the nine months ended September 30, 2019 Mortgages receivable, affiliate in the amount of $879,457 were reduced to $0 as the underlying loans were transferred to the Company and are included in Mortgages receivable.